Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (File No. 333-92495) on Form S-8 of our report dated August 11, 2020, appearing in this Annual Report on Form 11-K of the Huttig Building Products, Inc. Savings and Profit Sharing Plan for the year ended December 31, 2019.

/s/ Bonadio & Co., LLP

Bonadio & Co., LLP

June 28, 2021

Amherst, NY